Exhibit 10.2

June 23, 2009

Mr. Michael Nelson
Vernel Co
1 Gracie Square
New York, NY 10028

Dear Michael,

Five Star Group requests that Vernal Company extend the lease in the Newington, CT facility, for 6 additional months expiring in September, 2010. The rent will remain at the current lease's rate.

Sincerely,

/s/Joseph Leven
Joseph Leven
Senior Vice President
Five Star Group

Agreed to and accepted Vernel Company Marnew Corp. General Partner /s/ Michael J Nelson Michael J Nelson, President

903 Murray Road, P.O. Box 1960, East Hanover, NJ 07936, 973.428.4600, fax 973.515.0443